UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2005

PFF BANCORP, INC. (Exact name of registrant as specified in its charter)

Delaware	0-27404	95-4561623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 South Garey Avenue Pomona, CA (Address of principal executive offices)		91766 (Zip Code)

Registrant's telephone number, including area code: (909) 623-2323

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02        Departure of Directors or Principal Officers; Election of Directors;

                        Appointment of Principal Officers.

(b) On October 27, 2005, the Board of Directors of PFF Bancorp (the "Company") the holding company for PFF Bank & Trust (the "Bank"), accepted the early retirement of Larry M. Rinehart, President and Chief Executive Officer.  Mr. Rinehart's retirement from the position of President of the Company and the Bank was effective October 27, 2005.  Mr. Rinehart will continue to serve as CEO of the Company and the Bank until March 31, 2006 and will continue to serve as a member of the Board of Directors following his retirement on March 31, 2006.

(c) Kevin McCarthy, the current Senior Executive Vice President of the Company and Senior Executive Vice President and Chief Operating Officer of the Bank has been appointed to serve as President of the Company and the Bank, effective October 27, 2005.  Also, Mr. McCarthy will become Chief Executive Officer of the Company and the Bank on March 31, 2006.  Mr. McCarthy, 53, has been with the Company since 1978 and has served as Senior Executive Vice President of the Company since 1996 and Senior Executive Vice President and Chief Operating Officer of the Bank since 1993.

There are no changes to be made at this time to Mr. McCarthy's employment agreements with the Company and the Bank, the material terms of which are described in the Company's proxy statement, filed with the Securities and Exchange Commission on July 28, 2005.

Item 9.01        Financial Statements and Exhibits

        The following exhibit is furnished with this report:

              Exhibit No.                   Description

                99.1                            PFF Bancorp, Inc. press release dated October 27, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFF BANCORP, INC.

	By:	/s/ Gregory C. Talbott
Gregory C. Talbott Executive Vice President, Chief Financial Officer and Treasurer
Date: October 28, 2005